Exhibit 3.2


                                   AMENDED AND
                                 RESTATED BYLAWS
                                       OF
                            WINLAND ELECTRONICS, INC.


                                    ARTICLE 1
                                     OFFICES

         1.1) Offices. The principal executive office of the corporation shall be 1950 Excel Drive, Mankato, Minnesota, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.


                                    ARTICLE 2
                            MEETINGS OF SHAREHOLDERS

         2.1) Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

         2.2) Advance Notice of Shareholder Nominees and Shareholder Business - Regular Meetings.

         Subject to the notice requirements set forth in this Section 2.2, any shareholder entitled to vote in the election of directors generally may:

         (a)      make nominations for the election of directors; and

         (b)      propose business to be brought before any regular meeting;

if such nomination or business proposed is otherwise proper business before such meeting. Any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice to the secretary of the corporation in proper written form of the shareholder's intent to make such nomination or nominations or to propose such business. To be timely, such shareholder's notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than sixty (60), but not more than ninety (90), calendar days in advance of the date that is one year after the prior year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's annual meeting (in either case such an annual meeting date being referred to herein as an "Other Meeting Date"), notice by the shareholder to be timely must be so received by the later of: (i) the close of business on the date ninety (90) days prior to the Other Meeting Date or (ii) the close of business ten (10) days following the date on which the Other Meeting Date is first publicly announced. To be in proper form, a shareholder's notice to the secretary shall set forth:

         (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

         (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

         (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

         (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

         The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

         2.3) Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, two (2) or more directors; or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to voted, except that a special meeting of shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote.

         2.4) Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

         2.5) Notice of Meetings. There shall be mailed to each holder of shares entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of any regular or special meeting, which notice shall be mailed not less than five (5) days nor more than sixty
(60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be mailed to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be mailed to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business. Attendance at a meeting by any shareholder, without objection by him, shall constitute his waiver of notice of the meeting.

         2.6) Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

         2.7) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise provided in the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

         2.8) Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

         2.9) Order of Business. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of: (1) an agenda or order of business for the meeting and the method by which business may be proposed, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance or participation in the meeting to shareholders or record of the corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine, (4) restrictions on entry to the meeting after the time fixed for commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chairman of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules or parliamentary procedure at the meeting of shareholders. Following completion of business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting.


                                    ARTICLE 3
                                    DIRECTORS

         3.1) General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

         3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. The number of members of the first Board (if not named in the Articles of Incorporation) shall be determined by the incorporators or shareholders. Thereafter, at each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until his successor is elected and qualified, or until his earlier death, resignation, disqualification, or removal as provided by statute.

         3.3) Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

         3.4) Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         3.5) Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving two (2) days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         3.6) Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         3.7) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

         3.8) Committees. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

         3.9) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

         (a)      Roll call
         (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman
         (c)      Determination of existence of quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Reports of officers and committees
         (f)      Election of officers
         (g)      Unfinished business
         (h)      New business
         (i)      Adjournment


                                    ARTICLE 4
                                    OFFICERS

         4.1) Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

         4.2) Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

         4.3) Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

         4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive financial office shall, be filled for the unexpired term by the Board of Directors.

         4.5) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

         4.6) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.7) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

         4.8) President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

         4.9) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

         4.10) Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.11) Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.12) Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his office to other persons.


                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1) The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.


                                    ARTICLE 6
                            SHARES AND THEIR TRANSFER

         6.1) Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

         6.2) Stock Record. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United Stated determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

         6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

         6.4) Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.


                                    ARTICLE 7
                               GENERAL PROVISIONS

         7.1) Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

         7.2) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

         7.3) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

         7.4)     Securities of Other Corporations.

         (a) Voting securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10$ of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

         7.5) Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern.


                                    ARTICLE 8
                                    MEETINGS

         8.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by the person or persons entitled to such notice, whether before, at or after the time stated therein and either in writing, orally or by attendance, shall be deemed equivalent to the actual required notice.

         8.2) Telephone Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.


                                    ARTICLE 9
                              AMENDMENTS OF BYLAWS

         9.1) Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.


         The undersigned, Lorin E. Krueger, Secretary of Winland Electronics, Inc., hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the corporation by its shareholders effective April 16, 1984, amended by the Board of Directors May 21, 1987 and further amended as reflected in these Amended and Restated Bylaws by the Board of Directors as of March 5, 2001.

                                             /s/ Lorin E. Krueger
                                             Lorin E. Krueger, Secretary
Attest:


/s/ W. Kirk Hankins
W. Kirk Hankins, Chairman and CEO